AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT (this “Amendment”), dated as of July 29, 2010 is made between CYALUME TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Company”), and SELWAY CAPITAL, LLC, a  Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, Company and Manager are parties to a Management Agreement dated as of October 1, 2009 (as amended, restated, supplemented or modified from to time, the “Management Agreement”); and

WHEREAS, Company and Manager have agreed to amend the Management Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.           Defined Terms.  Capitalized terms used in this Amendment which are defined in the Management Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.           Amendments to Management Agreement.

(a)           Section 3(a) of the Management Agreement is hereby amended in its entirety to provide as follows:

“(a)         As compensation for its services in acting as Manager hereunder, the Company shall pay to the Manager a monthly management fee in the amount of $11,666.67 (the “Management Fee”), payable in arrears on the 15th day of each month.  If the Company is not able to pay the Management Fee for a month or months, the Manager may elect to not terminate the agreement and to continue providing the services as long as the Company accrues the unpaid Management Fee as a liability to the Manager.”

(b)           Section 3 of the Management Agreement is hereby amended by adding the following clause (e) thereto:

“(e)         The Company will issue 45,000 shares of the Company’s common stock to the Manager, and the Manager shall accept such shares of the Company’s common stock, in full satisfaction of all of the accrued and unpaid liabilities (including all Management Fees) owed by the Company to the Manager pursuant to this Agreement through and including July 29, 2010.”

3.           No Other Changes.  Except as expressly amended by this Amendment, all of the terms and conditions of the Management Agreement shall remain in full force and effect.

4.           References.  All references in the Management Agreement to “this Agreement” shall be deemed to refer to the Management Agreement as amended hereby.

5.           Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

6.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.           Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Any signature delivered by a party via telecopier or portable document format shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Derek Dunaway
Name: Derek Dunaway
Title: Chief Executive Officer

MANAGER:

SELWAY CAPITAL, LLC

By:	/s/ Yaron Eitan
Name: Yaron Eitan
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
MANAGEMENT AGREEMENT